EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of UDR, Inc. and in the related Prospectuses of our reports dated February 25, 2008, with respect to the consolidated financial statements and schedule of UDR, Inc., and the effectiveness of internal control over financial reporting of UDR, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007:

Registration
Statement Number	Description

033-58201	Form S-8, pertaining to the Employees’ Stock Purchase Plan.

333-11207	Form S-3, pertaining to the registration of 1,679,840 shares of the Company’s Common Stock.

333-32829	Form S-8, pertaining to the Company’s Stock Purchase and Loan Plan.

333-42691	Form S-8, pertaining to the Company’s 1985 Stock Option Plan.

333-48557	Form S-3, pertaining to the registration of 104,920 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-53401	Form S-3, pertaining to the registration of 1,528,089 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-58600	Form S-8, pertaining to the Employees’ Stock Purchase Plan.

333-64281	Form S-3, pertaining to the registration of 849,498 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-72885	Form S-3, pertaining to the registration of 130,416 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-75897	Form S-8, pertaining to the Company’s 1999 Long-Term Incentive Plan.

333-77107	Form S-3, pertaining to the registration of 1,023,732 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-77161	Form S-3, pertaining to the registration of 481,251 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-80279	Form S-8, pertaining to the Company’s 1999 Open Market Purchase Program.

333-82929	Form S-3, pertaining to the registration of 95,119 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

Registration
Statement Number	Description

333-86808	Form S-3, pertaining to the registration of 12,307,692 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-106959	Form S-3, pertaining to the registration of 3,425,217 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-116804	Form S-3, pertaining to the registration of 1,617,815 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-129743	Form S-3, pertaining to the registration of 11,000,000 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock, issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan.

333-131278	Form S-3, Shelf Registration Statement, pertaining to the registration of an indeterminate amount of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Units.

333-135261	Form S-8, pertaining to the registration of 46,860 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock, in connection with the Inducement Grant of Performance Contingent Restricted Stock and Restricted Stock.

333-139904	Form S-3, pertaining to the registration of $250,000,000 Principal Amount of 3.625% Convertible Senior Notes due 2011 and shares of Common Stock issuable upon conversion of the Notes.
/s/ Ernst & Young LLP
Richmond, Virginia
February 25, 2008

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